Exhibit 99. 1

Risks Related to Sipex Corporation

Our quarterly and annual operating results are volatile and difficult to predict and may cause our stock price to fluctuate.

Our quarterly and annual operating results are affected by a wide variety of factors that could materially and adversely affect net sales and profitability from period-to-period, including:

•	the cyclical nature of the semiconductor industry;

•	the volatility of the optical device market;

•	competitive pressures on selling prices;

•	the mix of product sales, as our margins vary across product lines;

•	the timing and cancellation of customer orders;

•	the effect the timing of sales by our resellers may have on our reported results as a result of our sell-through revenue recognition policies;

•	our ability to maintain and expand our distributor relationships;

•	our ability to design and manufacture products to meet customers’ and distributors’ specifications and expectations;

•	our ability to introduce new products and technologies on a timely basis;

•	market acceptance of our products and our customers’ products;

•	the introduction of products and technologies by our competitors;

•	the level of orders received that can be shipped in a quarter;

•	delays in shipments from our fabrication plant to assembly houses;

•	the availability of foundry capacity, raw materials and assembly and test capacity;

•	our ability to manufacture and have manufactured for us, the correct mix of products to fulfill orders on hand and new orders we receive in the future;

•	fluctuations in yields;

•	changes in product mix;

•	the level of future product returns;

•	the timing of investments in research and development, including tooling expenses associated with product development, process improvements and production;

•	costs associated with increased regulation of corporate governance and disclosure and risks of non-compliance with such regulation; and

•	the overall economic conditions in the United States and abroad.

Due to the absence of substantial non-cancelable backlog, we typically plan our production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially.

Our expense levels are based, in part, on expectations of future revenues and are, to a large extent, fixed in the short term. For example, we have a minimum purchase arrangement with two of our suppliers based on requirements forecasted in advance. Our future revenues are difficult to predict and at times in the past we have failed to achieve revenue expectations. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If revenue levels are below expectations for any reason, operating results are likely to be unfavorably affected. We may also take steps to adjust our strategic product families and change our cost structure, which may result in our incurring additional restructuring, reorganization and other charges. We may increase our operating expenses for personnel and new product development and for inventory in anticipation of increasing sales levels; if increased sales are not achieved, operating results would be adversely affected.

Our business depends on market demand for products using analog semiconductors. A less robust semiconductor market could negatively impact our net sales, results of operations and cash flows.   As a result of the foregoing and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could substantially negatively affect our business, financial condition and operating results.

Our auditors have identified certain “reportable conditions” and “material weaknesses” in the design and operation of our internal controls, which, if not adequately addressed, could result in accounting errors, call into question the accuracy of our financial results and prevent us from achieving Section 404 certification as mandated by the Sarbanes-Oxley Act.

     In communications by our registered independent public accounting firm, Deloitte & Touche LLP, or D&T, to our Audit Committee with respect to D&T’s audit for the year ended December 31, 2003, D&T informed the Audit Committee that they identified the following “reportable conditions” in the design and operation of our internal controls:

•	Deficiencies in our process for determining costs related to deferred profit on shipments to our largest distributor, Future Electronics; and

•	Deficiencies in the staffing of our accounting department and related reliance on manual reconciliations and analysis.

In addition, in connection with the audit for the year ended December 31, 2002, our former auditors identified certain “material weaknesses” in our internal controls, under standards established by the American Institute of Certified Public Accountants, primarily resulting from deficiencies in the systems and processes used in the preparation of our financial statements and the lack of proper management review and account analysis in certain areas. Although other areas were impacted by the material weaknesses, the most significant issues arising from the material weaknesses included inappropriate process and systems tracking of inventory, including significant manual reconciliations, as well as inappropriate and insufficient analysis performed in evaluating inventory costs capitalized and inventory excess and obsolete reserves established. Our failure to fully address these reportable conditions and material weaknesses in the design and operation of our internal controls could have a material adverse effect on our business, results of operations and financial condition.

In addition, in March 2005 our Board of Directors concluded that as a result of certain material weaknesses in our historic revenue recognition policies and procedures, our previously reported financial statements for the fiscal year ended December 31, 2003 (and the interim periods covered by these financial statements), the auditors’ report on these financial statements and our unaudited financial statements for the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 should no longer be relied upon due to improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights were granted.

We have since adopted various accounting policies and procedures to address these weaknesses; however, we cannot provide a guarantee that additional accounting weaknesses will not be identified in the future. Any such weaknesses could result in further restatements, which could have an adverse effect on our stock price.

     Our auditors have not completed their internal review of controls and procedures for the fiscal years ended January 1, 2005 and December 31, 2005. As such, our auditors may identify additional material weaknesses and deficiencies that will need to be addressed. Addressing these issues could require the expenditure of significant resources, including management’s attention and capital, which could delay our ability to file reports due under federal securities laws and could affect our ability to effectively manage our operations.

     Our ability to implement our business plan successfully in a volatile market requires effective management systems and a system of financial processes and controls. As part of the remediation of the weaknesses noted above, we have identified a need to further evaluate and improve our inventory costing system and procedures. In addition, we have begun the process to implement a new enterprise requirements planning system, which is expected to be completed in 2007. During the process of preparing our financial statements, we are continuing to experience some delays and difficulties due to reliance on manual reconciliations and analyses. If we are unable to maintain an adequate level of processes and controls and improve our systems and procedures, we may not be able to accurately report our financial performance on a timely basis and our business and stock price could be adversely affected.

We may need to obtain a significant amount of additional capital in the future and may not be able to secure adequate funds on a timely basis or on terms acceptable to us.

We have incurred substantial losses and negative cash flows from operations during recent years. We may never generate sufficient revenues to achieve profitability. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. Our continued negative cash flows from operations coupled with our capital investment needs may require that we obtain additional financing.

If we are not able to complete the proposed notes offering, we would most likely have insufficient cash to meet our ongoing operating obligations as they come due in the ordinary course of business, and could be required to seek protection under applicable bankruptcy laws. These matters raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements presented to you in connection with the proposed notes offering do not include any adjustments that might result from this uncertainty.

Our ability to raise funds in the future may be adversely affected by factors beyond our control, including market uncertainty and conditions in the capital markets. As such, we may not be able to obtain additional financing on acceptable terms, or at all. If we issue additional equity or convertible debt securities to raise funds, the ownership percentage of our existing stockholders would be reduced and they may experience significant dilution. New investors may demand rights, preferences or privileges that differ from, or are senior to, those of existing holders of our common stock, in addition to the securities purchased and protection against future dilutive transactions. Furthermore, even if we are able to raise required funds in a financing transaction or otherwise, the amount of the funds raised may be insufficient to resolve any then-existing uncertainty about our ability to continue as a going concern.

If we are unable to achieve positive cash flows or raise sufficient additional capital, we may be forced to implement further expense reduction measures, including, but not limited to, the sale of assets, the consolidation of operations, workforce reductions, and/or the delay, cancellation or reduction of certain product development, marketing or other operational programs.

Our common stock is not currently listed on a national exchange or on the Nasdaq National Market or Nasdaq Capital Market, and we cannot assure you that our common stock will ever be listed.

As a result of our failure to timely file financial statements for the fiscal year ended January 1, 2005, our common stock was delisted from the Nasdaq National Market (“Nasdaq”), effective June 23, 2005, and our common stock is not currently listed on any national stock exchange. In order to be eligible for re-listing we must meet Nasdaq’s initial listing criteria. We cannot assure you that we will be able to meet these criteria or that our common stock will ever be relisted on the Nasdaq or listed on any other national market. Trades of our common stock are currently reported on the Pink Sheets, LLC electronic trading system for over the counter securities, which has not historically provided investors with the level of liquidity found in other markets and exchanges.

There is a risk that the SEC could levy fines against us, or declare us to be out of compliance with applicable laws, rules and regulations.

The SEC is investigating the events surrounding the impending restatement of our previously filed financial statements for the fiscal year ended December 31, 2003 (and the interim periods covered by such financial statements) and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004. The SEC could conclude that we violated the rules of the Securities Act of 1933 or the Securities and Exchange Act of 1934. In either event, the SEC might bring civil or criminal actions against us or our current or former employees, officers or directors, or might conclude that we lack sufficient internal controls to warrant our being allowed to continue offering our shares to the public. Such an investigation would involve substantial cost and could significantly divert the attention of management. Company legal fees related to these matters and the cost of any fines imposed by the SEC are not covered by insurance. In addition to sanctions imposed by the SEC, an adverse determination could significantly damage our reputation with customers and vendors and harm our employees’ morale.

We may not successfully transfer our manufacturing processes to Silan-IC in China and Episil Technologies in Taiwan.

We are working toward transferring our manufacturing processes to foundries operated by Hangzhou Silan Integrated Circuit Co., Ltd. (Silan-IC) in China and Episil Technologies in Taiwan in conjunction with the closing of our Milpitas, California wafer fabrication facility. The transfer process is complicated and lengthy and we have experienced significant unforeseen complications that have delayed the transfer and required additional allocation of our resources. We may experience additional unforeseen integration issues in the future that could cause additional delays which could affect our ability to timely produce our products for distribution.

In addition, the parties may be unable to achieve all or any of the expected benefits of the relationship within the anticipated time-frames. The synergies between Sipex and Silan-IC may not be as significant as currently expected. The market for our products in China may not grow as rapidly or as large as both parties currently anticipate. The manufacturing processes and wafer testing may not be qualified by Sipex following the transfer from Sipex to Silan-IC or the qualification process may take significantly longer than currently expected. We and Silan-IC may not be able to successfully negotiate the terms upon which we will license products to Silan-IC. This could result in additional operating costs, loss of customers, and business disruption.

We may experience difficulties in developing and introducing new or enhanced products necessitated by technological advances.

Our future success will depend, in part, upon our ability to anticipate changes in market demand and evolving technologies. To remain competitive, we must enhance our current products and develop and introduce new products that keep pace with technological advancements and address the increasingly sophisticated needs of our customers. Our products may be rendered obsolete if we fail to anticipate or react to change, and, as a result, our revenues and cash flow may be negatively impacted. Our success depends on our ability to develop new semiconductor devices for existing and new markets, to introduce these products in a timely manner and to have these products selected for design into new products of our customers. The development of these new devices is highly complex and from time to time we have experienced delays in completing the development of new products. Successful product development and introduction depends on a number of factors, including:

•		accurate new product definition;

•		timely completion and introduction of new product designs;

•		availability of foundry capacity;

•	achievement of manufacturing yields; and

•	market acceptance of our products and our customers’ products.

Our success also depends upon our ability to accurately specify and certify the conformance of our products to applicable standards and to develop our products in accordance with customer requirements. There can be no assurance that we will be able to adjust to changing market conditions as quickly and cost-effectively as necessary to compete successfully. There can be no assurance that we will be able to introduce new products in a timely and cost-effective manner or in sufficient quantities to meet customer demand or that these products will achieve market acceptance. Furthermore, there can be no assurance that our customers’ products will achieve market acceptance.

The introduction of our new products may be delayed in order to test for and resolve design flaws.

Our products are complex and must meet stringent quality requirements. They may contain undetected errors or defects, especially when new products are first introduced or when new versions are released. We recently delayed the introduction of some of our new products in order to perform further tests on the products and to identify and resolve any of these errors. We can provide no assurances that the further delays in the release of our new product lines will not occur. Such delays could have an adverse effect on our market reputation and ability to generate sales.

We depend on distributors who sell directly to OEMs and the loss of one or more of our significant distributors could have a material adverse effect on our business.

Our agreements with distributors contain limited provisions for return of our product, including stock rotations under which distributors may return a percentage of the product purchased from us. In addition, in certain circumstances upon termination of the distributor relationship, distributors may return a percentage of product purchased from us. The loss of business from any of our significant distributors or the delay of significant orders from any of them, even if only temporary, could significantly reduce our income, delay recognition of revenue and impact our ability to accurately predict cash flow.

We may not successfully expand our sales and distribution channels.

An integral part of our strategy is to expand our sales and distribution channels. We are increasing resources dedicated to developing and expanding these channels but we may not be successful doing so. If we are successful in increasing our sales through indirect sales channels, we expect that those sales will be at lower per unit prices than sales through direct channels, and revenues we receive for each sale will be less than if we had sold the same product to the customer directly. Selling through indirect channels may also limit our contact with our customers. As a result, our ability to accurately forecast sales, evaluate customer satisfaction and recognize emerging customer requirements may be hindered. Even if we successfully expand our distribution channels, any new distributors may not have the technical expertise required to market and support our products successfully. If parties do not provide adequate levels of services and technical support, our customers could become dissatisfied, we could be required to devote additional resources for customer support and our brand name and reputation could be negatively impacted. Our strategy of marketing products directly to our customers and indirectly through distributors may result in distribution channel conflicts.

We derive a substantial portion of our revenues from Future Electronics, a related party, and our revenues would likely decline significantly if Future elected not to make, cancel, reduce or defer purchases of our products.

We anticipate that sales of our products to Future will continue to account for a significant portion of our revenues. The loss of Future as a distributor, or a significant reduction in orders from Future would materially and adversely affect our operating results, our business, our financial condition and our stock price.

We have a distributor agreement with Future that provides for Future to act as our sole distributor for certain products within North America and Europe. If Future were to cease distributing these products, we could experience a reduction in sales as we located replacement distributors for these products. Sales to Future are made under an agreement that provides protection against price reduction for their inventory of our products. As such, we could be exposed to significant liability if the inventory value of the products held by Future declined dramatically. Our distributor agreement with Future does not contain minimum purchase commitments. As a result, Future could cease purchasing our products with short notice to us. In addition, Future may defer or cancel orders without penalty, which would likely cause our revenues, our business, our financial condition and our stock price to decline.

Affiliates of Future Electronics, our largest distributor, beneficially own a significant percentage of our common stock, which will allow them to significantly influence matters requiring shareholder approval and could discourage potential acquisitions of our company.

As of April 2, 2006, the affiliates of Future Electronics held approximately 16.3 million shares of our common stock, or approximately 46%, of our outstanding common stock. Neither Future nor its affiliates are currently represented on our board of directors, and they do not have contractual rights to such representation or to any participation in the corporate governance of management. However, due to their ownership of a significant percentage of our common stock, they will be able to exert significant influence over, and effectively control, actions requiring the approval of our shareholders, including the election of directors, many types of change of control transactions and amendments to our charter documents. The significant ownership percentage of Future could have the effect of delaying or preventing a change of control of Sipex or otherwise discouraging a potential acquirer from obtaining control of Sipex.

Occasionally we enter into agreements that expose the company to potential damages that exceed the value of the agreement.

We have given certain customers increased indemnification for damages resulting from product deficiencies that is in excess of the standard indemnification we provide. This increased indemnification could result in greater costs to us; such costs could exceed the value to us of our contracts with these customers. In an attempt to limit our potential liability under this increased indemnification, we have also increased our errors and omission insurance policy to partially offset the potential additional costs; however, our insurance coverage may not be sufficient to prevent us from suffering material losses under the increased indemnification provisions.

We may face significant risks related to our international operations.

We derive a significant portion of our net sales from international sales, including sales to Asia, which are subject to certain risks, including:

•	unexpected changes in legal and regulatory requirements;

•	changes in tariffs;

•	exchange rates and other barriers;

•	political and economic instability;

•	difficulties in accounts receivable collection;

•	difficulties in managing distributors or representatives;

•	difficulties in staffing and managing international operations;

•	difficulties in protecting our intellectual property overseas;

•	the seasonality of sales; and

•	potentially adverse tax consequences.

There can be no assurance that economic and geopolitical troubles in any area of the world will not have a material adverse effect on our business, results of operations and financial condition.

Our inability to meet any increase in demand could reduce our market share.

Demand shifts in the semiconductor industry are rapid and difficult to predict, and we may not be able to respond quickly enough to an increase in demand, if any. Our ability to increase sales of our products depends, in part, upon our ability to optimize the use of our manufacturing capacity in a timely manner and, if necessary, expand our manufacturing capacity. If we are unable to respond to rapid increases in demand, if any, for our products on a timely basis or to manage any corresponding expansion of our manufacturing capacity effectively, our customers could increase their purchases from our competitors, which would reduce our market share.

If we are unable to compete effectively with existing or new competitors, we will experience fewer customer orders, reduced revenues, reduced gross margins and we will lose market share.

We compete in markets that are intensely competitive, and which are subject to both rapid technological change and continued price erosion. Our competitors include many large domestic and foreign companies that have substantially greater financial, technical and management resources than we have. Loss of competitive position could result in price reductions, fewer customer orders, reduced revenues, reduced gross margins and loss of market share, any of which would affect our operating results and financial condition. To remain competitive, we continue to evaluate our manufacturing operations, looking for additional cost savings and technological improvements. If we are not able to successfully implement new process technologies and to achieve volume production of new products at acceptable yields, our operating results and financial condition may be adversely affected. In addition, if competitors in Asia reduce prices on commodity products, it would adversely affect our ability to compete effectively in that region. Our future competitive performance depends on a number of factors, including our ability to:

•	accurately identify emerging technological trends and demand for product features and performance characteristics;

•	develop and maintain competitive products;

•	enhance our products by adding innovative features that differentiate our products from those of our competitors;

•	bring products to market on a timely basis at competitive prices;

•	respond effectively to new technological changes or new product announcements by others;

•	increase device performance and improve manufacturing yields;

•	adapt products and processes to technological changes; and

•	adopt and/or set emerging industry standards.

There can be no assurance that our design, development and introduction schedules for new products or enhancements to our existing and future products will be met. In addition, there can be no assurance that these products or enhancements will achieve market acceptance, or that we will be able to sell these products at prices that are favorable to us.

The implementation of a new management information system may disrupt our business.

We have begun the process of implementing a new enterprise resource planning and financial accounting and planning system, and integrating this new system with our customer relationship management system and our product management system. Implementation of the new management information system, including the integration with other systems, is a very complex and time consuming process that requires significant financial resources and personnel time, as well as unifying operating policies and procedures to ensure that the total system operates efficiently and effectively. Delays and/or errors in the implementation could result in additional costs and cause disruptions to our business, which could adversely affect our ability to accurately report our financial results on a timely basis, comply with our periodic reporting requirements on a timely basis and could have a material adverse effect on our business, financial condition and operating results.

A failure of our information systems would adversely impact our ability to process orders for and manufacture products.

We operate a multinational business enterprise with manufacturing, administration and sales groups located in Asia, Europe and the United States. These disparate groups are connected by the virtual private network-based enterprise resource planning system. This system’s daily manufacturing operation and order entry functions rely on maintaining a reliable network among locations. Any failure of our computer network or our enterprise resource planning system would impede our ability to schedule orders, monitor production work in process and ship and bill our finished goods to our customers.

We have only limited protection for our proprietary technology.

The semiconductor industry is characterized by frequent litigation regarding patent and other intellectual property rights. Although we are not aware of any pending or threatened patent litigation that we consider material, there can be no assurance that third parties will not assert claims against us with respect to existing or future products or technologies and we have been subject to such claims in the past. Litigation to determine the validity of any third party claims, whether or not determined in our favor, could result in significant expense to us and divert the efforts of our management personnel from productive tasks. In the event of an adverse ruling in such litigation, we may be required to discontinue the use of certain processes, cease the manufacture, use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to the infringing technology. There can be no assurance that licenses will be available on acceptable terms, or at all, with respect to disputed third party technology. In the event of a successful claim against us and our failure to develop or license a substitute technology at a reasonable cost, our business, financial condition and results of operations would be materially and adversely affected.

There can be no assurance that foreign intellectual property laws will protect our intellectual property rights. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate our products or design around any of our patents. We may be subject to, or may initiate, interference proceedings in the U.S. patent office, which can demand significant financial and management resources.

Our future success depends on retaining our key personnel and attracting and retaining additional highly qualified employees.

     Our success depends upon the continued service of our executive officers and other key management and technical personnel, and on our ability to continue to attract, retain and motivate qualified personnel, such as experienced analog circuit designers. The competition for these employees is intense. Our employees are employed at-will, which means that they can terminate their employment at any time. There can be no assurance that we will be able to retain our design engineers, executive officers and other key personnel. The loss of the services of one or more of our design engineers, executive officers or other key personnel or our inability to recruit replacements for these personnel or to otherwise attract, retain and motivate qualified personnel could seriously impede our success.

We have recently experienced significant changes in senior management and our corporate organization.

    Our Chief Executive Officer, Ralph Schmitt, joined Sipex in June 2005; Edward Lam, our Senior Vice President of Marketing and Business Development, joined in September 2005; Joel Camarda, our Senior Vice President of Operations, joined in November 2005. In addition, our Senior Vice President of Finance and Chief Financial Officer, Clyde R. Wallin, joined in April 2004; and our Senior Vice President of Worldwide Sales, Rick Hawron, joined in February 2004. If we do not effectively integrate these employees into our business, or if they do not work well together as a management team to enable us to implement our strategy, our business will suffer. Further changes in management may be disruptive to our business and may result in the departure of existing employees and/or customers.

Product defects or compatibility problems with our products could damage our reputation, decrease market acceptance of our technology, cause us to replace defective or incompatible products at a substantial cost and result in potentially costly litigation.

     A number of factors, including design flaws, materials failures, manufacturing problems, and misapplication of our products may cause our products to contain undetected errors, defects or compatibility problems. Defects or compatibility problems with our products may:

•	cause delays in product introductions and shipments;

•	result in increased costs and diversion of development resources;

•	result in increased product returns and cause us to incur costs due to unusable inventory or replacement of defective or incompatible products; or

•	require design modifications.

     If any of our products contain defects, or have reliability, quality or compatibility problems, our reputation might be damaged significantly and customers might be reluctant to buy our products. This could result in the loss of existing customers and impair our ability to attract new customers in the future. In addition, we may discover defects or failures in our products after they are installed by customers. In such cases, we may incur significant costs and devote substantial management resources to correcting these problems. Our customers may also sue us for, or otherwise seek to recover from us, any losses resulting from alleged defects or errors in our products.

Our manufacturing processes are very complex, which may result in manufacturing difficulties.

     Our manufacturing processes and the processes of our suppliers are highly complex and are continuously being modified in an effort to improve yields and product performance. Process changes can result in interruptions in production or significantly reduced yields causing product introduction or delivery delays. In addition, yields can be adversely affected by minute impurities in the environment or other problems that occur in the complex manufacturing process. Many of these problems are difficult to diagnose and are time-consuming or expensive to remedy. From time to time we have experienced unfavorable yield variances. In particular, new process technologies or new products can be subject to especially wide variations in manufacturing yields and efficiency. There can be no assurance that our foundries or the foundries of our suppliers will not experience unfavorable yield variances or other manufacturing problems that result in delayed product introduction or delivery delays.

We rely on outside foundries to supply certain of our wafers and those foundries may not produce wafers at acceptable levels.

Beginning in 2006, we have increasingly relied on outside foundries to supply certain of our fully processed semiconductor wafers. This reliance on outside foundries presents the following potential risks:

•	lack of adequate wafer supply;

•	limited control over delivery schedules;

•	unavailability of or delays in obtaining access to key process technologies; and

•	limited control over quality assurance, manufacturing yields and production costs.

     Additionally, we do not have a guaranteed level of production capacity at any of these foundries except for two foundries to which we have given minimum purchase commitments in accordance with our supply agreements announced on August 11, 2003 and February 27, 2006. The ability of each foundry to provide wafers to us is limited by the foundry’s available capacity, and the foundry’s allocation of its available capacity among multiple customers. There can be no assurance that our third party foundries will allocate sufficient capacity to satisfy our requirements. We have experienced decreased allocations of wafer supplies from our suppliers in the past, which reduced our capacity to ship products, and, thus, recognize revenues. Furthermore, any sudden reduction or elimination of any primary source or sources of fully processed wafers could result in a material delay in the shipment of our products. If any other delays or shortages occur in the future, our business and operating results will be negatively impacted.

Our ability to meet current demand or any increase in demand for our products may be limited by our ability to test our semiconductor wafers.

As part of our manufacturing process, we must test all of our semiconductor wafers using certain “probe testing” equipment. As such, our ability to meet current demand or any increase in demand for our products depends, in part, on our ability to purchase and install sufficient testing equipment. Obtaining and installing this equipment is a time and capital intensive process and depends on our ability to accurately predict future sales. In the first quarter of 2006, due to a lack of sufficient “probe testing” equipment, we were unable to test an adequate number of wafers to allow us to fulfill all our customer orders. As a result, we incurred delays in shipping products and were unable to meet the demand for our products on a timely basis. If we are unable to estimate future sales correctly or we are unable to obtain the necessary testing equipment on a timely basis, we will continue to be unable to meet the current demand or any increased demand for our products.

Our wafer fabrication facility and the facilities of certain of our significant customers and third party wafer suppliers are located in areas susceptible to earthquakes and other natural disasters.

     Our current in-house fabrication facility and the facilities of certain of our significant customers and third-party wafer suppliers are located in areas that are susceptible to earthquakes and other natural disasters. Damage caused by earthquakes or other natural disasters may result in shortages in water or electricity or transportation, which could limit the production capacity of our wafer facility and/or the ability of certain of our subcontractors to provide needed products. Any reduction in production capacity or the ability to obtain fully processed semiconductor wafers could cause delays or shortages in our product supply, which would negatively impact our business. If our facilities or the facilities of our customers are damaged by future earthquakes or other natural disasters, it could have a materially adverse effect on our business.

We rely on outside suppliers to assemble, test and ship product to our customers.

     We rely on outside assembly houses to assemble, test and ship our product to end customers. There can be no assurance that our third party suppliers will allocate sufficient capacity to us to meet our requirements. Any sudden reduction or elimination of a primary source could result in material delay in the shipment of our product and could have a material adverse affect on our business and operating results.

In addition, we may transition the testing of our products to new companies. If the transition does not proceed smoothly, this could also result in delays in the shipment of our products.

     Because we rely on outside assembly houses to assemble, test and ship our products, we have limited control over quality assurance, manufacturing yields and production costs, and we have in the past experienced yield issues and delays. We could experience delays or yield issues in the future due to the transfer of products from development to production, which could negatively impact our business and operating results. In addition, if defects in our products are undetected, we may experience higher warranty expenses than anticipated, which could negatively impact our reputation, business and operating results.

We must comply with significant environmental regulations, employment tax regulations, employment practices and other governmental regulations which are onerous and expensive.

   We are subject to a variety of international, federal, state and local governmental regulations related to employment taxes, employment practices and other governmental regulations and regulations regarding the use, storage, discharge and disposal of toxic, volatile or otherwise hazardous chemicals used in our manufacturing processes or residing in our products. The failure to comply with these regulations could result in fines being imposed on us, suspension of production or a cessation of operations. We believe that our activities conform to all presently applicable state and federal regulations; however we may not be in compliance with certain Malaysian pension regulations, although we do not anticipate that the non-compliance with the Malaysian regulations will have a material impact on our operations. Any failure by us to control the use of, or adequately restrict the discharge of, hazardous substances, or otherwise comply with environmental regulations, could subject us to significant future liabilities. Any failure to conform to employment tax regulations, employment practices regulations and other governmental regulations, could result in remediation or other significant liabilities.

Our stock price has been volatile and could continue to be volatile.

     The trading price of our common stock is subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of technological innovations or new products by us or our competitors, general conditions in the semiconductor manufacturing and electronic markets, changes in earnings estimates by analysts, or other events or factors. In addition, the public stock markets have experienced extreme price and trading volume volatility in recent months. Our stock closing price ranged from a high of $1.95 to a low of $1.29 during the fourth quarter of 2005. In the first quarter of 2006, our stock closing price ranged from a high of $3.00 to a low of $1.61. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We have incurred and will continue to incur increased costs as a result of being a public company.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the Nasdaq National Market, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We have a limited history with these types of expenses; we may not accurately estimate these expenses in our financial planning. In addition, our current and future financial results may be more difficult to compare to prior periods when we did not incur these types of expenses.

The requirement that we expense employee stock options will significantly reduce our net income in future periods.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment , or SFAS 123R, which requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in our consolidated statements of operations. The accounting provisions of SFAS 123R became effective for our quarter beginning January 1, 2006. The pro forma disclosures previously permitted under SFAS 123 are no longer an alternative to financial statement recognition. As a result of adopting SFAS 123R, we will now have additional stock compensation expense. The ultimate amount of future stock compensation expense will depend upon the number of grants, the estimated grant date fair value, which depends upon significant assumptions including stock volatility and estimated term, the assumed forfeiture rate and the requisite service period for future grants. This expense will exceed the expense we currently record for our stock-based compensation plans and correspondingly reduce our reported net income in future periods.